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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on November 26, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARDIOTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	04-3186647 (I.R.S. Employer Identification No.)

78-E Olympia Ave.
WOBURN, MASSACHUSETTS 01801
(781) 933-4772
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

DR. MICHAEL SZYCHER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
CARDIOTECH INTERNATIONAL, INC.
78-E Olympia Ave.
WOBURN, MASSACHUSETTS 01801
(781) 933-4772
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DAVID SELENGUT, ESQ.
ELLENOFF GROSSMAN & SCHOLE LLP
370 Lexington Avenue
NEW YORK, NY 10017
(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common stock, $.01 par value	410,000	$5.70	$2,337,000	$189.06

(1)
We are registering a total of 410,000 shares of our common stock issuable upon exercise of warrants issued to certain stockholders at various exercise prices.

(2)
Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the above calculation is based on the approximate average of the high and low prices reported on the American Stock Exchange on November 20, 2003.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Registration No. [    ]

410,000 SHARES

of

CARDIOTECH INTERNATIONAL, INC.

COMMON STOCK
(Par Value $.01 per share)

        This prospectus relates to the offering for resale of CardioTech International, Inc. common stock. In this prospectus, the terms "CardioTech," "we," or "us" will each refer to CardioTech International, Inc. The shares of common stock being offered were issued to the selling securityholders upon exercise of certain warrants, which were issued in connection with a private placement of units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Sales of the units were made pursuant to Unit Purchase Agreements between CardioTech and each of the unit purchasers, dated as of November 9, 1998 and December 15, 1998. The private placement terminated on December 15, 1998. Fechtor, Detwiler & Co., Inc. acted as placement agent for the offering. This prospectus will be used by selling securityholders to resell their shares of common stock. We will not receive any proceeds from sales by the selling securityholders.

        Our common stock is traded on the American Stock Exchange under the symbol "CTE." On November 20, 2003, the closing price of our common stock on the American Stock Exchange was $5.70 per share.

        We are a Massachusetts corporation. Our principal offices are located at 78-E Olympia Ave., Woburn, Massachusetts 01801 and our telephone number is (781) 933-4772.

        Investing in our common stock involves risks. Please read carefully the section entitled "risk factors" beginning on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[            ], 2003

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Information on any CardioTech internet web site or the web site of any subsidiary of CardioTech is not part of this document and you should not rely on that information in deciding whether to purchase shares of CardioTech common stock, unless that information is also in this document or in a document that is incorporated by reference in this document.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") on Form S-3. Under the S-3, the selling securityholders may, from time to time, sell the securities described in this prospectus. Each time a selling securityholder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the securities being offered. Any prospectus supplement may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before deciding to purchase the securities being offered by the selling securityholders, you should read both this prospectus and any prospectus supplement together with all additional information described under "Where You Can Find More Information."

THE COMPANY

        CardioTech International, Inc., a Massachusetts corporation, operating since 1993, specializes in developing and manufacturing small bore vascular grafts, or synthetic blood vessels, made of ChronoFlex, a family of polyurethanes that has been demonstrated to be biocompatible and non-toxic. Vascular grafts are used to replace, bypass or provide a new lining or arterial wall for occluded, damaged, dilated or severely diseased arteries. CardioTech is developing a layered microporous coronary artery bypass graft tradenamed CardioPass. Through Gish Biomedical, Inc., its wholly-owned, subsidiary ("GISH"), CardioTech designs, produces and markets innovative specialty surgical devices. Gish's products are single-use disposable products or have a disposable component. Gish's products include devices for use in cardiac surgery, myocardial management, infusion therapy, and post-operative blood salvage.

RISK FACTORS

        In addition to the other information contained in, or incorporated by reference into, this prospectus, potential investors should consider the following risk factors in evaluating whether to invest in our common stock. Additional risks and uncertainties not currently known to us, or that are not currently believed to be important to potential investors, if they materialize, may also adversely affect an investment in our common stock

RISKS RELATED TO OUR OPERATING RESULTS

    We Have Incurred Substantial Operating Losses And Risk Never Generating Any Meaningful Revenue Or Earning Any Profits

        We had sales of $3,394,000 for the year ended March 31, 2003 and we incurred losses aggregating $963,000 in the same period. An investor in our shares must assume the risk that we will never be profitable. None of our coronary artery graft products and technologies have ever been utilized on a commercial basis. Our ability to generate enough revenues to achieve profits will depend on a variety of factors, many of which are outside our control, including:

  •
  the size of the market for our potential products,

  •
  competition and other solutions,

  •
  the extent of patent and intellectual property protection afforded to our products,

  •
  the cost and availability of raw material and intermediate component supplies,

  •
  changes in governmental (including foreign governmental) initiatives and requirements,

  •
  changes in domestic and foreign regulatory requirements,

  •
  the costs associated with equipment development, repair and maintenance, and

  •
  the ability to manufacture and deliver products at prices that exceed our costs.

    The Medical Device Industry Is Cyclical, And An Industry Downturn Could Adversely Affect Our Operating Results.

        Business conditions in the medical device industry have rapidly changed between periods of strong and weak demand. The industry is characterized by:

  •
  periods of overcapacity and production shortages;

  •
  cyclical demand for products;

  •
  changes in product mix in response to changes in demand;

  •
  variations in manufacturing costs and yields;

  •
  rapid technological change and the introduction of new products by customers;

  •
  price erosion; and

  •
  expenditures for product development.

        These factors could harm CardioTech's business and cause its operating results to suffer.

    Our Gish Subsidiary Is Dependent On A Few Critical Vendors.

        Our Gish subsidiary has various "sole source" vendors who supply key components for Gish's products. While Gish believes alternate supply sources could be developed, Gish could incur significant costs to obtain alternate components. The alternate components could also require regulatory approval, the denial or delay of which, could adversely affect Gish's ability to provide products to its customers.

    Our Gish Subsidiary Faces A Risk Of Declining Average Selling Prices For Its Products.

        Gish is currently facing and may continue to face increasing pricing pressures from its current and future competitors, especially from competitors in the cardiovascular surgery products market. As a result of such pressures, Gish may be forced to lower prices in order to maintain its market share. There can be no assurance that Gish will be able to maintain its market share in the cardiovascular surgery products market in the face of continuing pricing pressures. Any material reduction in the prices for Gish's products would negatively affect CardioTech's gross margin.

    We Have Limited Manufacturing Experience In Arterial Grafts And Once Our Products Are Approved, We May Not Be Able To Manufacture Sufficient Quantities At An Acceptable Cost.

        We are still in the research and development phase of our arterial grafts. Accordingly, once our products are approved for commercial sale we will need to establish the capability to commercially manufacture our product(s) in accordance with FDA and other regulatory requirements. We have limited experience in establishing, supervising and conducting commercial manufacturing. If we fail to adequately establish, supervise and conduct all aspects of the manufacturing processes, we may not be able to commercialize our products. We do not presently own manufacturing facilities necessary to provide clinical or commercial quantities of our coronary artery bypass graft.

        We presently rely on a third party contractor,LeMatre Vascular, Inc., to manufacture our coronary artery bypass grafts. This exposes us to the risk of not being able to directly oversee the production and quality of the manufacturing process. This contractor, may experience regulatory compliance difficulty, mechanical shut downs, employee strikes, or any other unforeseeable acts that may delay production.

RISKS RELATED TO THE MARKETS WE COMPETE IN.

    The Medical Device Industry Is Very Competitive.

        The medical device industry in general, and the market for products for use in cardiovascular surgery in particular, is intensely competitive. Clients have numerous choices in terms of firms that produce prototypes or test products for medical devices, and most of our competitors have longer operating histories and significantly greater financial, technical, research, marketing, sales, distribution and other resources than we do. There can be no assurance that our current competitors or potential future competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than those that have been and are being developed by us, or that such companies will not succeed in obtaining regulatory approval for, introducing or commercializing any such products prior to us. Any of the above competitive developments could have a material adverse effect on our business, financial condition and results of operations.

    The Cardiothoracic Surgery Market Is Undergoing Constant Technological Change.

        The cardiothoracic surgery market for our products is characterized by:

  •
  changing technologies;

  •
  changing customer needs;

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  frequent new product introductions and enhancements;

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  increased integration with other functions; and

  •
  product obsolescence.

        To develop new products and designs for our cardiothoracic market, we must develop, gain access to and use leading technologies in a cost effective and timely manner and continue to expand our technical and design expertise. Failure to do so could cause us to lose our competitive position and seriously impact our future revenues.

    New Product Development In The Medical Device Industry Is Both Costly And Labor Intensive With Very Low Success Rates For Successful Commercialization.

        Our success is dependent in part on the design and development of new products in the medical device industry. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted by the FDA on a timely basis, or at all, or that the potential products will achieve market acceptance. Failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on our financial condition and results of operations.

RISKS RELATING TO OUR PRODUCTS AND TECHNOLOGY

    There Is A Risk Of A Market Withdrawal Or Product Recall In The Medical Device Industry.

        Complex medical devices, such as many of our products, can experience performance problems in the field that require review and possible corrective action by the manufacturer. We periodically receive reports from users of our products relating to performance difficulties they have encountered. We expect that we will continue to receive customer reports regarding the performance and use of our products. Furthermore, there can be no assurance that component failures, manufacturing errors or design defects that could result in an unsafe condition or injury to the patient will not occur. If any such failures or defects were deemed serious, we could be required to withdraw or recall products, which could result in significant costs. There can be no assurance that market withdrawals or product recalls will not occur in the future. Any future product problems could result in market withdrawals or recalls of products, which could have a material adverse effect on our business, financial condition and results of operations.

    We are Exposed To Product Liability, Clinical And Preclinical Liability Risks Which Could Place A Substantial Financial Burden Upon Us, Should We Be Sued. We Maintain A Minimal Level Of Product Liability Insurance Above And Beyond Our General Insurance Coverage.

        The manufacture and sale of medical products entail significant risk of product liability claims. Such claims may be asserted against us. In addition, in our clinical trials, we may use medical products that our potential collaborators may develop, and the subsequent sale of these products by us or by our potential collaborators may cause us to bear a portion of or all product liability risks associated with those products. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

        We do not currently have any product liability insurance relating to clinical trials. We may not be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all. Furthermore, our current and potential future may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have a net worth sufficient to satisfy any product liability claims

        We currently maintain product liability insurance for our Gish subsidiary, but there can be no assurance that Gish's existing annual insurance coverage limits of $3 million per occurrence and $3 million in the aggregate will be adequate to protect us from any liabilities that we might incur in connection with the clinical trials or sales of Gish's products. In addition, we may require increased product liability coverage if and when our products under development are successfully commercialized. Such insurance is expensive and in the future may not be available to us on acceptable terms, or at all. A successful product liability claim or series of claims brought against us or one of our subsidiaries in excess of its insurance coverage, could have a material adverse effect on our business, financial condition and results of operations.

    We May Not Be Able To Protect Our Intellectual Property Rights Adequately.

        Our ability to compete is dependent upon our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology, or that our competitors will not independently develop technology that is substantially similar or superior to our technology. More specifically, we cannot assure you that any future applications will be approved, or that any issued patents will provide us with any competitive advantages or will not be challenged by third parties. We cannot assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. Furthermore, others may independently develop similar products or processes, duplicate our products or processes or design their own products around any patents that may be issued to us.

    We Could Be Harmed By Litigation Involving Patents And Other Intellectual Property Rights.

        None of our patents or other intellectual property rights have been successfully challenged to date. However, in the future, we could be accused of infringing the intellectual property rights of other third parties. We also have certain indemnification obligations to certain customers with respect to the infringement of third party intellectual property rights by our products. No assurance can be provided that any future infringement claims by third parties or claims for indemnification by our customers or end users of our products resulting from infringement claims will not be asserted or that assertions of infringement, if proven to be true, will not harm our business.

        In the event of any adverse ruling in any intellectual property litigation, we could be required to pay substantial damages, cease the manufacturing, use and sale of infringing products, discontinue the use of certain processes or obtain a license from the third party claiming infringement with royalty payment obligations by us. Any litigation relating to the intellectual property rights of third parties, whether or not determined in our favor or settled by us, would be costly and may divert the efforts and attention of our management and technical personnel.

REGULATORY RISKS

    The Failure To Complete Development Of Our Medical Technology, Obtain Government Approvals, Including Required FDA Approvals, Or To Comply With Ongoing Governmental Regulations Could Delay Or Limit Introduction Of Our Proposed Products And Result In Failure To Achieve Revenues Or Maintain Our Ongoing Business.

        Our research and development activities, and the manufacture and marketing of our products, including our intended coronary artery bypass graft product, is subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving clearance from the Food and Drug Administration ("FDA") to market our proposed graft, we will have to demonstrate that our grafts are safe and effective on the patient population. While we have done some preliminary animal trials and have seen acceptable results, there can be no assurance that acceptable results will be obtained in human trials. Clinical trials and manufacturing and marketing of medical devices are subject to the rigorous testing and approval processes of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval of the coronary artery bypass graft can take a number of years or longer to accomplish and will require the expenditure of substantial financial, managerial and other resources.

        In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our grafts. We must successfully meet a number of critical developmental milestones, including:

  •
  demonstrate benefit from the use of our grafts in various contexts such as coronary artery bypass surgery:

  •
  demonstrate through pre-clinical and clinical trials that our grafts are safe and effective: and

  •
  establish a viable good manufacturing process capable of potential scale-up.

        The time-frame necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

        Prior to conducting clinical trials, which are necessary to obtain approval by FDA to market a product, we must obtain FDA clearance. Even after obtaining clearance, the FDA can halt clinical trials at any time for safety reasons or for any violations, by us or by the clinical investigators, of the FDA's requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials, or if our clinical trials are halted by the FDA, we would not be able to achieve any revenue from such products since it is illegal to sell any medical device for human use without FDA approval.

        Regulatory clearances or approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. Prior to granting such clearances or approvals, the FDA and certain foreign regulatory authorities often impose numerous requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. In addition, product clearances or approvals could be withdrawn for failure to comply with regulatory standards or because of the occurrence of unforeseen problems following the initial marketing. We will be required to adhere to applicable FDA good manufacturing practice ("GMP") regulations and similar regulations in other countries, which include testing, control, and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirements will be monitored through periodic inspections by federal and state agencies, including FDA and CDHS, and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing products for unapproved uses, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of clearances or approvals and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of our products.

        There can be no assurance that we will be able to obtain FDA 510(k) clearance or PMA approval for our products under development or other necessary regulatory approvals or clearances on a timely basis or at all. Delays in receipt of or failure to receive U.S. or foreign clearances or approvals, the loss of previously obtained clearances or approvals, or failure to comply with existing or future regulatory requirements would likely have a material adverse effect our business, financial condition and results of operations.

    We May Be Adversely Affected By Environmental Laws And Regulations.

        We are subject to a variety of laws, rules and regulations in the United States related to the use, storage, handling, discharge and disposal of certain chemical materials such as isocyanates, dimethylacetamide and glycols used in our research and manufacturing processes. Those regulations could potentially require us to acquire expensive equipment or to incur substantial other expenses to comply with them. If we incur such expenses, our product costs could significantly increase. Our failure to comply with present or future environmental laws, rules and regulations could result in fines, suspension of production or cessation of operations. Although we are not aware of any claim involving violation of environmental or occupational safety and health laws and regulations, there can be no assurance that such a claim may not arise in the future.

OTHER RISKS

    Our Future Success Depends On The Continued Service Of Management, Engineering And Sales Personnel And Our Ability To Identify, Hire And Retain Additional Personnel.

        Our success depends, to a significant extent, upon the efforts and abilities of Dr. Michael Szycher, our president and chief executive officer, and other members of senior management. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We do not maintain key person life insurance on any of our officers, employees or consultants.

        There is intense competition for qualified employees in the medical industry, particularly for highly skilled design, applications and engineers and sales people. We may not be able to continue to attract and retain technologists, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who could leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

    Periods Of Rapid Growth And Expansion Could Place A Significant Strain On Our Resources, Including Our Employee Base.

        To manage our possible future growth effectively, we will be have to continue to improve our operational, financial and management systems. This process is complex and requires, among other things, that data from existing systems be made compatible with the upgraded systems. During transitional periods, we could experience delays in ordering materials, inventory tracking problems and other inefficiencies, which could cause delays in shipments of products to our customers.

        In order to continue to grow, we w ill have to hire, train, motivate and manage new and existing employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. We may not be able to effectively manage the growth and evolution of our current business.

    The Anti-Takeover Provisions Of Our Amended And Restated Certificate Of Incorporation And Of The Massachusetts Corporation Law May Delay, Defer Or Prevent A Change Of Control.

        Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control because the terms of any issued preferred stock could potentially prevent or severly restrict us from the consummation of any merger, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction, without the approval of the holders of the then outstanding shares of preferred stock. In addition, the issuance of preferred stock could have a dilutive effect on our current stockholders.

        Our stockholders must give substantial advance notice, prior to the relevant meeting, to nominate a candidate for director or present a proposal to our stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action. In addition, our bylaws and Massachusetts law provide for staggered board members with each member elected for three years. In addition, directors may only be removed by stockholders for cause and with a vote of 80% of the stock.

    Potential Healthcare Reform Legislation May Adversely Affect Our Business.

        Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Potential reforms proposed over the last several years have included mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and other fundamental changes in the healthcare delivery system. In addition, some states in which we operate are also considering various healthcare reform proposals. We anticipate that federal and state governments will continue to review and assess alternative healthcare delivery systems and payment methodologies and that the public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on us and there can be no assurance that the adoption of reform proposals will not have a material adverse effect on our business, operating results or financial condition.

USE OF PROCEEDS

        The Company will not receive any proceeds from sales by the selling securityholders. However, we will receive funds form the selling security holders upon exercise of their warrants. The exercise price of the majority of these warrants is $1.50]

SELLING SECURITYHOLDERS

        The following table and notes set forth, to the best of our knowledge, the name of each selling securityholder, the nature of any position, office, or other material relationship which the selling securityholder has had, within the past three years, with CardioTech or with any of our predecessors or affiliates, the amount of shares of CardioTech common stock that are beneficially owned by such securityholder, the amount to be offered for the securityholder's account and the amount to be owned by such securityholder after completion of the offering.

Selling Securityholder	Number of Shares of CardioTech Common Stock Beneficially Owned Prior to the Offering	Number of Shares of CardioTech Common Stock Being Offered Hereby	Number of Shares of CardioTech Common Stock to be Owned Upon Completion of the Offering
Fechtor, Detwiler & Co. Inc.	100,000	100,000	0
Michael Adams	325,089	40,000	285,089
Michael Szycher	2,967,379	40,000	2,927,379
Alan Edwards*	80,047	40,000	40,047
John Mattern	40,000	40,000	0
Robert Detwiler	125,000	125,000	0
William Petty	70,000	25,000	45,000

Total	3,707,515	410,000	3,297,515

*
Alan Edwards served as an officer of CardioTech, Ltd. prior to its sale in November of 2000.

        Because the selling securityholders may, under this prospectus, sell all or some portion of their CardioTech common stock, no estimate can be given as to the amount of CardioTech common stock that will be held by the selling securityholders upon completion of the offering. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their CardioTech common stock after the date on which they provided information regarding their share holdings.

PLAN OF DISTRIBUTION

        Selling securityholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. We refer to the common stock as the securities. The term selling securityholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

  •
  in privately negotiated transactions; and

  •
  in options transactions.

        The shares of our common stock will be listed, and may be traded, on the American Stock Exchange under the symbol "CTE."

        In addition, the selling securityholders may sell any securities that qualify pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus.

        To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also shares of our common stock short and redeliver the securities to close out their short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

        In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

        In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be treated as "underwriters" within the meaning of the Securities Act in connection with sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions. the selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange pursuant to Rule 153 under the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

        The validity of the shares of CardioTech common stock being offered herein has been passed upon for CardioTech by Ellenoff Grossman & Schole LLP of New York, New York.

EXPERTS

        CardioTech's consolidated balance sheet and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended March 31, 2003, incorporated in this Prospectus by reference from CardioTech's Annual Report on Form 10-KSB for the year ended March 31, 2003 have been audited by Ernst and Young LLP, independent accountants, as stated in their report and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of CardioTech appearing in CardioTech's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, incorporated by reference herein, have been audited by Arthur Anderson LLP, independent public accountants, as indicted in their report with respect thereto.

        Effective August 31, 2002, Arthur Anderson LLP relinquished its license to practice in front of the SEC. Under these circumstances, Rule 437(a) under the Securities Act permits the registration statement to be filed without a written consent from Arthur Andersen LLP. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of material fact contained in CardioTech's consolidated financial statements that appeared in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to CardioTech) may be limited as a practical matter due to recent events involving Arthur Andersen LLP.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities: Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        You may also obtain copies of thesed documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

        We incorporate by reference into this prospectus the following documents filed by us with the SEC:

  •
  Quarterly Report on Form 10-QSB for the Quarter ended September 30, 2003

  •
  Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2003

  •
  Annual Report on Form 10-KSB for the Fiscal Year ended March 31, 2003

  •
  Proxy Statement on Schedule 14A, filed on October 2, 2002

        Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference into this prospectus all documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        This prospectus contains trademarks, tradenames, service marks and service names of CardioTech and other companies.

        We will provide a copy of these filings and any exhibits specifically incorporated by reference in these filings at no cost upon written or oral request directed to us at the following address and telephone number: CardioTech International, Inc., 78-E Olympia Ave., Woburn, Massachusetts 01801 (781) 933-4772.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated herein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this offering memorandum, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although we believe that our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to be correct. For detailed information regarding some of the risks, uncertainties, and assumptions that could cause actual results to differ materially from the expectations reflected in the forward-looking statements please see "Risk Factors" beginning on page 4 of this prospectus.

        We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, you should be fully aware that the forward-looking events discussed in this offering memorandum might not occur.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate of the expenses that we expect to incur in connection with this registration. We will pay all of these expenses, and the selling shareholders will not pay any of them.

SEC Registration fee	$
Printing and engraving expenses		$1,000	*
Legal fees and expenses		$10,000	*
Accounting fees and expenses		$1,500	*
Miscellaneous	$		*

Total	$		*

*
Estimate, and subject to future contingencies.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Indemnification Under CardioTech's Certificate of Incorporation and By-laws and Massachusetts Law. CardioTech's certificate of incorporation provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the Massachusetts General Corporation Law. CardioTech's bylaws also provides that CardioTech shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of CardioTech or any subsidiary or constituent corporation or served any other enterprise at the request of CardioTech, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. Massachusetts General Corporation Law provides for the indemnification of directors and officers under certain conditions.

        CardioTech Directors and Officers Insurance. The directors and officers of CardioTech are insured under a policy of directors' and officers' liability insurance.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits

        The following is a list of Exhibits included as part of this Registration Statement. CardioTech agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger dated as of October 25, 2002 among CardioTech International, Inc. and Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.
2.2
Amendment No. 1 to the Agreement and Plan of Merger dated as of January 9, 2003 among CardioTech International, Inc., Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.

3.1
Restated Articles of Organization of CardioTech International, Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
3.2
Amended and Restated By-Laws of CardioTech International, Inc., incorporated by reference to Exhibit 3.2 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
5.1	**	Opinion of Ellenoff Grossman & Schole, LLP for CardioTech International, Inc., as to the legality of the securities being registered.
10.2
Tax Matters Agreement between Poly Medica Industries, Inc. and CardioTech International, Inc., dated as of May 13, 1996, incorporated by reference to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.3
Amended and Restated License Agreement between PMI and CardioTech International, Inc., dated as of May 9, 1996, incorporated by reference to Exhibit 10.4 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.4
1996 Employee, Director and Consultant Stock Option Plan, incorporated by reference to Exhibit 10.4 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.5
Employment Agreement, dated as of March 26, 1998, between Michael Szycher, Ph.D., and CardioTech, incorporated by reference to Exhibit 10.5 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.6
Development, Supply and License Agreement between PMI and Bard Access Systems, dated November 11, 1992, incorporated by reference to Exhibit 10.10 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
10.7
Commercial Lease between CardioTech International, Inc. and Cummings Properties Management, Inc., dated June 26, 1998, incorporated by reference to Exhibit 10.11 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.8		Form of Unit Purchase Agreement, incorporated by reference to Exhibit 99.1 to CardioTech International, Inc.'s Registration Statement on Form S-3 filed on February 12, 1999.
10.9
Form of Warrant to purchase shares of CardioTech International, Inc. common stock, incorporated by reference to Exhibit 99.2 to CardioTech International, Inc.'s Registration Statement on Form S-3, filed on February 12, 1999.
23.1	**	Consent of Ernst & Young LLP, Independent Auditors.

**
Filed herewith

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5)
That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on November 12, 2003.

CARDIOTECH INTERNATIONAL, INC.
By:	/s/ MICHAEL SZYCHER Michael Szycher, Ph.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Michael Szycher, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL SZYCHER Michael Szycher	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2003
/s/ THOMAS LOVETT Thomas Lovett	VP of Finance (Principal Financial Officer)	November 25, 2003
/s/ MICHAEL ADAMS Michael Adams	Director	November 25, 2003
/s/ ANTHONY J. ARMINI Anthony J. Armini	Director	November 25, 2003
/s/ MICHAEL BARRETTI Michael Barretti	Director	November 25, 2003

EXHIBIT INDEX

2.1		Agreement and Plan of Merger dated as of October 25, 2002 among CardioTech International, Inc. and Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.
2.2
Amendment No. 1 to the Agreement and Plan of Merger dated as of January 9, 2003 among CardioTech International, Inc., Gish Biomedical, Inc. and Gish Acquisition Corp., incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech's Registration Statement on Form S-4, filed on January 16, 2003.
3.1
Restated Articles of Organization of CardioTech International, Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
3.2
Amended and Restated By-Laws of CardioTech International, Inc., incorporated by reference to Exhibit 3.2 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
5.1	**	Opinion of Ellenoff Grossman & Schole, LLP for CardioTech International, Inc., as to the legality of the securities being registered.
10.2
Tax Matters Agreement between Poly Medica Industries, Inc. and CardioTech International, Inc., dated as of May 13, 1996, incorporated by reference to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.3
Amended and Restated License Agreement between PMI and CardioTech International, Inc., dated as of May 9, 1996, incorporated by reference to Exhibit 10.4 to Amendment No. 1 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on May 10, 1996.
10.4
1996 Employee, Director and Consultant Stock Option Plan, incorporated by reference to Exhibit 10.4 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.5
Employment Agreement, dated as of March 26, 1998, between Michael Szycher, Ph.D., and CardioTech, incorporated by reference to Exhibit 10.5 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.6
Development, Supply and License Agreement between PMI and Bard Access Systems, dated November 11, 1992, incorporated by reference to Exhibit 10.10 to CardioTech International, Inc.'s Registration Statement on Form 10-12G, filed on March 20, 1996.
10.7
Commercial Lease between CardioTech International, Inc. and Cummings Properties Management, Inc., dated June 26, 1998, incorporated by reference to Exhibit 10.11 to CardioTech International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 29, 1998.
10.8		Form of Unit Purchase Agreement, incorporated by reference to Exhibit 99.1 to CardioTech International, Inc.'s Registration Statement on Form S-3 filed on February 12, 1999.
10.9
Form of Warrant to purchase shares of CardioTech International, Inc. common stock, incorporated by reference to Exhibit 99.2 to CardioTech International, Inc.'s Registration Statement on Form S-3, filed on February 12, 1999.
23.1	**	Consent of Ernst & Young LLP, Independent Auditors.

**
Filed herewith